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                                                                    Exhibit 99.3

Equifax

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                              1550 PEACHTREE STREET, N.W. ATLANTA, GEORGIA 30309

                                                                    NEWS RELEASE

FOR IMMEDIATE RELEASE


CONTACT:

Jeff Dodge                                           David Rubinger
Investor Relations                                   Media Relations
(404) 885-8804                                      (404) 885-8555
jeff.dodge@equifax.com                              david.rubinger@equifax.com



                  EQUIFAX ANNOUNCES NEW FIVE-YEAR, $500 MILLION

                           REVOLVING CREDIT AGREEMENT

ATLANTA, August 20, 2004 -- Equifax Inc. (NYSE: EFX) today announced that it has entered into a new five-year, $500 million senior unsecured revolving credit agreement. The credit facility will be used for general corporate purposes of Equifax and its subsidiaries, including working capital, acquisitions and letter of credit needs. The new facility replaces a $465 million facility that was comprised of a $160 million, 364-day portion maturing on September 30, 2004 and a $305 million facility maturing on October 4, 2004. The new facility provides for borrowings tied to base rate, LIBOR and competitive bid interest rate options and contains certain financial covenants similar to those contained in the previous facility.

"We appreciate the strong support from our relationship banks in recognizing Equifax's financial strength and ability to execute our strategic plans," said Donald T. Heroman, corporate vice president and chief financial officer. "The new credit facility provides us with ample liquidity and financial flexibility for the foreseeable future. We were able to take advantage of favorable market conditions and completed a transaction that provides Equifax with very favorable funding terms over a five-year period."


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SunTrust Robinson Humphrey, a division of SunTrust Capital Markets, Inc. is a
Joint Lead Arranger and SunTrust Bank is the Administrative Agent. Banc of America Securities LLC is a Joint Lead Arranger and Bank of America, N.A. is the Syndication Agent. Wachovia Bank, N.A. is the Documentation Agent.

About Equifax

Equifax Inc. is a global leader in turning information into intelligence. For businesses, Equifax provides faster and easier ways to find, approve and market to the appropriate customers. For consumers, Equifax offers easier, instantaneous ways to buy products or services and better insight into and management of their personal credit. Equifax. Information that Empowers.

Safe Harbor

Statements in this press release that relate to Equifax's future plans, objectives, expectations, performance, events and the like may constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, and Section 21 of the Securities Exchange Act of 1934, as amended. Future events, risks and uncertainties, individually or in the aggregate, could cause our actual results to differ materially from those expressed or implied in these forward-looking statements. Those factors include, but are not limited to, changes in worldwide and U.S. economic conditions that materially impact consumer spending and consumer debt, changes in demand for Equifax's products and services, risks associated with the integration of acquisitions and other investments, changes in


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laws governing our business, including particularly the cost of compliance with the Fair and Accurate Credit Transactions Act of 2003 (FACT Act) and related regulations, the ability of Equifax to achieve its productivity improvement and cost reduction targets, pricing and other competitive pressures, and certain other factors discussed under the caption "Risk Factors" in the Management`s Discussion and Analysis section of Equifax's annual report on Form 10-K for the year ended December 31, 2003, and in our other filings with the U.S. Securities and Exchange Commission. Equifax assumes no obligation to update any forward-looking statements to reflect events that occur or circumstances that exist after the date on which they were made.